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                                                                   Exhibit 23(c)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 13, 1998, on the consolidated financial statements of Ohio Edison Company for the year ended December 31, 1997. Such report is included in the Company's Form 8-K dated March 23, 1998, and incorporated by reference in registration statement on Form S-3 (File No: 333-05277). We also consent to the use of our reports dated February 7, 1997, included in the Company's Form 10-K for the year ended December 31, 1996 and incorporated by reference in this registration statement, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP


Cleveland, Ohio
March 23, 1998